Exhibit 3.54
ARTICLES OF INCORPORATION
OF
ALLIED WASTE INDUSTRIES (ARIZONA), INC.
     The undersigned natural persons of the age of eighteen years or more for the purpose of forming a corporation under The General and Business Corporation Law of Arizona adopt the following Articles of Incorporation:
ARTICLE ONE
NAME
     The name of the corporation is Allied Waste Industries (Arizona), Inc.
ARTICLE TWO
PURPOSE
     The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of Arizona.
ARTICLE THREE
INITIAL BUSINESS
     The corporation initially intends to engage in the transportation and collection of non-hazardous solid wastes.
ARTICLE FOUR
AUTHORIZED SHARES
     The corporation has authority to issue 1,000 common shares, $.01 par value per share. The board of directors may divide any or all classes into series, and may fix and determine the designations, preferences, privileges and voting powers, and the restrictions and qualifications thereof, of the shares of such series so established.

ARTICLE FIVE
STATUTORY AGENT
     The name and address of the initial statutory agent is L and R Service Co., 40 North Central Avenue, Suite 1500, Phoenix, Arizona 85004.
ARTICLE SIX
BOARD OF DIRECTORS
     Three directors shall constitute the initial board of directors. The initial directors and their addresses are:
Daniel J. Ivan
6575 West Loop South
Suite 250
Bellaire, Texas 77401
Hereafter, the Bylaws shall establish the number of directors.
ARTICLE SEVEN
INCORPORATORS
     The incorporators of the corporation and their addresses are:

Robert v. W. Zipp	Shelby R. Fike
Porter & Clements	Porter & Clements
700 Louisiana, Suite 3500	700 Louisiana, Suite 3500
P.O. Box 4744	P.O. Box 4744
Houston, Texas 77210-4744	Houston, Texas 77210-4744
ARTICLE EIGHT
INDEMNIFICATION
     The corporation shall indemnify each person identified in subsection C of A.R.S. § 10-005, to the fullest extent permissible (a) under the provisions of A.R.S. § 10-005, (b) under the indemnification provisions of any successor or amended statute, (c) as provided in the Bylaws of the corporation; or (d) by any agreement adopted pursuant to the provisions of A.R.S. § 10-005.

ARTICLE NINE
DIRECTOR LIABILITY
     A director of this corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director. This article shall not eliminate or limit the liability of a director for any conduct described in clauses (a) through (e) of section 10-054.A.9, Arizona Revised Statutes. If the Arizona Corporation Law is amended to authorize further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Arizona Corporation Law as so amended. Any repeal or modification of this article shall not increase the liability of a director of the corporation arising out of acts or omissions occurring before the repeal or modification becomes effective.
ARTICLE TEN
DISTRIBUTIONS FROM CAPITAL SURPLUS
     The board of directors may, from time to time, distribute a portion of the assets of the corporation to its shareholders out of the capital surplus of the corporation, in cash or property.
ARTICLE ELEVEN
REPURCHASE OF SHARES
     The board of directors may cause the corporation to purchase its own shares to the extent of the unreserved and unrestricted earned and capital surplus of the corporation.
     IN WITNESS WHEREOF, these articles have been signed this 25th day of September, 1991.

/s/ Robert v. W. Zipp
Robert v. W. Zipp, Incorporator

/s/ Shelby R. Fike
Shelby R. Fike, Incorporate

ARIZONA CORPORATION COMMISSION
CORPORATIONS DIVISION

Phoenix Address:	1200 West Washington	Tucson Address:	402 West Congress
	Phoenix, Arizona 85007		Tucson, Arizona 85701
CERTIFICATE OF DISCLOSURE

A.R.S. Sections 10-128 & 10-1064

PLEASE SEE REVERSE SIDE	ALLIED WASTE INDUSTRIES (ARIZONA), INC.

EXACT CORPORATE NAME
CHECX APPROPRIATE BOX(ES) A or B
ANSWER “C”
THE UNDERSIGNED CERTIFY THAT:

A. ☑	No persons serving either by elections or appointment as officers, directors, incorporators and persons controlling, or holding more than 10% of the issued and outstanding common shares or 10% of any other proprietary, beneficial or membership interest in the corporation:
1.	Have been convicted of a felony involving a transaction in securities, consumer fraud or antitrust in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate.

2.	Have been convicted of a felony, the essential elements of which consisted of fraud, misrepresentation, theft by false pretenses, or restraining the trade or monopoly in any state or federal jurisdiction within the seven-year period immediately preceding the execution of this Certificate.

3.	Have been or are subject to an injunction, judgment, decree or permanent order of any state or federal court entered within the seven-year period immediately preceding the execution of this Certificate where such injunction, judgment, decree or permanent order:
(a)	Involved the violation of fraud or registration provisions of the securities laws of that jurisdiction; or

(b)	Involved the violation of the consumer fraud laws of that jurisdiction; or

(c)	Involved the violation of the antitrust or restraint of trade laws of that jurisdiction.
B. ☐	For any person or persons who have been or are subject to one or more of the statements in Items A.1 through A.3 above, the following information MUST be attached:

1.	Full name and prior name(s) used.	6.	Social Security number.

2. 3. 4. 5.	Full birth name. Present home address. Prior addresses (for immediate preceding 7-year period). Date and location of birth.	7.	The nature and description of each conviction or judicial action, date and location, the court and public agency involved and file or cause number of case.
STATEMENT OF BANKRUPTCY, RECEIVERSHIP OR REVOCATION
A.R.S. Sections 10-128.01 and 10-1083
C.	Has any person serving (a) either by election or appointment as an officer, director, trustee or incorporator of the corporation or, (b) major stockholder possessing or controlling any proprietary, beneficial or membership interest in the corporation, served in any such capacity or held such interest in any corporation which has been placed in bankruptcy or receivership or had its charter revoked? YES ☐ NO ☑
IF YOUR ANSWER TO THE ABOVE QUESTION IS “YES”, YOU MUST ATTACH THE FOLLOWING INFORMATION FOR EACH CORPORATION:

1.	Name and address of the corporation.	4.	Dates of corporate operation.

2. 3.	Full name, including alias and address of each person involved. State(s) in which the corporation:	5.	A description of the bankruptcy, receivership or charter revocation, including the date, court or agency involved and the file or cause number of the case.

	(a) Was incorporated.

	(b) Has transacted business.
Under penalties of law, the undersigned incorporators/Officers declare that we have examined this Certificate, including any attachments, and to the best of our knowledge and belief it is true, correct and complete.

BY	/s/ Robert v. W. Zipp	DATE 9/24/91	BY	DATE

TITLE	INCORPORATE		TITLE

BY	/s/ Shelby R. Fike	DATE 9/24/91	BY	DATE

TITLE	INCORPORATE		TITLE

FISCAL DATE: September 24, 1991